FOR IMMEDIATE RELEASE

Ciena Announces Preliminary Fiscal First Quarter 2022 Results
HANOVER, Md. — February 15, 2022 — Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited preliminary financial results for its fiscal first quarter ended January 29, 2022. All information in this press release is approximate due to the preliminary nature of the announcement and is subject to normal quarter-end accounting review.

For the fiscal first quarter 2022, revenue is now expected to be in the range of $840 to $850 million, compared to the company’s previous expectation of $870 to $910 million. Ciena’s GAAP gross margin for the fiscal first quarter is expected to be approximately 44% to 45%. Adjusted (non-GAAP) gross margin for fiscal first quarter is expected to be approximately 45% to 46%, at the high end of the previous guidance of 43% to 46%. Ciena’s GAAP operating expense for the fiscal first quarter is expected to be approximately $324 million. Adjusted (non-GAAP) operating expense for the quarter is expected to be approximately $290 million, in line with the previous guidance. Appendix A below sets forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this press release.

“In our fiscal first quarter, we experienced several specific disruptions in the supply chain late in the quarter that exacerbated an already-challenging macro supply situation, which reduced our flexibility to fully mitigate these additional disruptions in the quarter. Nevertheless, we continue to see an unprecedented level of demand for our products and services, as evidenced by extraordinary orders growth and underpinned by an overall acceleration of cloud adoption and traffic growth,” said Gary Smith, president and CEO, Ciena.

Smith continued, “The combination of a very positive demand environment as well as expanding supply chain capacity aligned with increased visibility into the remainder of the year based on our order flow and backlog, provides us greater confidence in our ability to achieve our fiscal 2022 financial objectives. Accordingly, we continue to expect to achieve our revenue guidance of 11% to 13% annual growth for fiscal 2022.”

Live Web Broadcast of Preliminary Fiscal First Quarter Results
Ciena's management will host a discussion today with investors and financial analysts. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion in the Events & Presentations section of the Investor Relations page of Ciena's website.

Reporting Date and Web Broadcast for Full Fiscal First Quarter 2022 Results
Ciena expects to announce full fiscal first quarter financial results on March 7, 2022, before the open of the financial markets via press release, which will be available on Ciena’s website at www.ciena.com. In conjunction with the announcement, Ciena will post a set of supporting materials to the Quarterly Results page of the Investor Relations section of its website. Ciena’s management will also host a live audio web broadcast on March 7, 2022, beginning at 8:30 a.m. Eastern, accessible via www.ciena.com. An archived version will be made available in the Events & Presentations section of the Investor Relations section of Ciena’s website.

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About Ciena
Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network® in response to the constantly changing demands of their end-users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

Note to Investors
Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this press release include Ciena’s expected results of operations for the fiscal first quarter of 2022 and for the full fiscal 2022, Ciena's visibility into the remainder of the year and the nature of the demand environment, including: "In our fiscal first quarter, we experienced several specific disruptions in the supply chain late in the quarter that exacerbated an already-challenging macro supply situation, which reduced our flexibility to fully mitigate these additional disruptions in the quarter"; "Nevertheless, we continue to see an unprecedented level of demand for our products and services, as evidenced by extraordinary orders growth and underpinned by an overall acceleration of cloud adoption and traffic growth"; "The combination of a very positive demand environment as well as expanding supply chain capacity aligned with increased visibility into the remainder of the year based on our order flow and backlog, provides us greater confidence in our ability to achieve our fiscal 2022 financial objectives"; and, "Accordingly, we continue to expect to achieve our revenue guidance of 11% to 13% annual growth for fiscal 2022."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; factors impacting our industry and markets, including global supply chain constraints; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread; the impact of COVID-19 on macroeconomic conditions, the level of economic activity, demand for our technology solutions, short- and long-term customer or end user needs and changes thereto, continuity of or disruptions in our supply chain, logistics and business operations, liquidity and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the SEC on December 17, 2021. Ciena assumes no obligation to update any forward-looking information included in this press release.

APPENDIX A - Reconciliation of Expected Adjusted (Non- GAAP) Measures for the Fiscal First Quarter of 2022

	Low End	High End
	Of Range	Of Range
Gross Margin Percentage Reconciliation (GAAP/non-GAAP) (%)
Expected GAAP gross margin percentage	44.0%	45.0%
Share-based compensation-products and services	0.4%	0.4%
Amortization of intangible assets	0.6%	0.6%
Total adjustments related to expected gross margin	1.0%	1.0%
Expected adjusted (non-GAAP) gross margin percentage	45.0%	46.0%

Operating Expense Reconciliation (GAAP/non-GAAP) (in $'s and millions)
Expected approximate GAAP operating expense	$324.0
Share-based compensation-operating expense	22.0
Significant asset impairments and restructuring costs	3.0
Amortization of intangible assets	9.0
Total adjustments related to expected operating expense	34.0
Expected approximate adjusted (non-GAAP) operating expense	$290.0

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The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

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